LivePerson Announces Third Quarter 2020 Financial Results

-- Generates 26% revenue growth as consumer-led shift to Conversational AI drives demand inflection --

-- Drives record new contract values and 8 seven-figure deals, including 3 seven-figure new logos --

-- Signs first-of-its kind 360° partnership with Infosys, a leader in next-gen digital services and consulting --

-- Raises revenue and adjusted EBITDA guidance for 2020; targeting first $100 million revenue quarter --

-- Pivots to positive YTD free cash flow generation, growing cash position $26M quarter over quarter --

NEW YORK, October 29, 2020 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of conversational solutions, today announced financial results for the third quarter ended September 30, 2020.

Third Quarter Highlights

Total revenue was $94.8 million for the third quarter of 2020, an increase of 26% as compared to the same period last year. Within total revenue, business operations revenue for the third quarter of 2020 increased 27% year over year to $86.9 million, and revenue from consumer operations increased 18% year over year to $7.9 million.

LivePerson signed 8 seven-figure deals and 133 deals in total in the third quarter, including the addition of 48 new and 85 existing customer contracts. Trailing-twelve-month average revenue per enterprise and mid-market customer increased by nearly 30% in the third quarter to approximately $425,000, up from $330,000 in the equivalent prior-year period.

"A second consecutive quarter of 25%-plus revenue growth validates that LivePerson is at the forefront of a consumer-led, structural demand shift to Conversational AI," said CEO and Founder, Rob LoCascio. "Consumers are turning to AI-powered messaging as a preferred alternative to visiting stores, calling 1-800 numbers or surfing the web, and LivePerson's Conversational Cloud is setting the industry standard for this new set of technologies. To further unlock the potential of this market, we are excited to announce a first-of-its kind partnership with Infosys, a leader in next-generation digital services and consulting. We will work with Infosys to transform our technology infrastructure on the public cloud, to build integrated solutions and a global practice around our Conversational Cloud to sell into their channels and global enterprise customer base, and to redefine how the world’s top brands communicate."

"In the third quarter, LivePerson continued to generate a strong payback on recent go-to-market and product investments, setting records for key financial metrics including revenue, contract signings, ARPU and revenue retention. Our field organization executed across the board, and it was great to see EMEA rebound to 15% year-over-year growth, and to begin rebuilding momentum in new logos, where contract values signed increased more than 300% quarter over quarter, returning to pre-pandemic levels. We also continued to demonstrate the adaptability and scalability of our financial model, as we delivered a multi-year high adjusted EBITDA margin of 16%, and generated positive year-to-date free cash flow. With strong momentum in the business, we are once again raising guidance for 2020 and targeting our first $100 million quarter in Q4."

Customer Expansion
During the third quarter, the Company signed contracts with the following new customers:

•	A top 10 global digital services and consulting BPO

•	A global, multi-billion dollar jewelry retailer

•	One of Italy's largest telecommunications services providers

•	One of the three largest and fastest growing airlines in Brazil

•	A top five home and auto insurance provider in the U.S
The Company also expanded business with:

•	A multi-billion dollar North American audio entertainment company

•	One of the 20 largest global banks

•	A Fortune 100 health insurance provider

•	A Fortune 500 insurance company

•	One of the largest international cable and broadband providers

Net Loss and Adjusted Operating Income (Loss)
Net loss for the third quarter of 2020 was $38.7 million or $0.58 per share, as compared to a net loss of $25.9 million or $0.41 per share in the third quarter of 2019. Adjusted operating income for the third quarter of 2020 was $9.1 million, as compared to an adjusted operating loss of $10.4 million in the third quarter of 2019. Adjusted operating income (loss) excludes amortization of purchased intangibles, stock-based compensation, other litigation and consulting costs, restructuring costs, acquisition costs, interest income (expense), and other expense (income).

Net loss in the third quarter of 2020 includes charges of $30.8 million or $0.46 per share. These charges are comprised of $24.0 million of costs associated with lease restructuring and accelerated depreciation of office furniture and fixtures, $2.4 million of other compensation related costs, $2.8 million of non-cash interest expense, $1.3 million of litigation expenses and $0.3 million of consulting expenses. Net loss in the third quarter of 2019 included charges of $5.5 million or $0.09 per share, primarily associated with non-cash interest expense, IP litigation, severance and consulting services.

Adjusted EBITDA
Adjusted EBITDA for the third quarter of 2020 was $15.1 million or $0.20 per share, as compared to a loss of $6.3 million or $0.10 per share in the third quarter of 2019. Adjusted EBITDA excludes amortization of purchased intangibles, stock-based compensation, depreciation and amortization, other litigation and consulting costs, restructuring costs, acquisition costs, provision for (benefit from) income taxes, interest income (expense), and other expense (income).
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."

Cash and Cash Equivalents
The Company's cash balance was $198.7 million at September 30, 2020, as compared to $173.2 million at June 30, 2020.

Financial Expectations
LivePerson is entering the fourth quarter with strong momentum. Platform conversation volumes continue to build month over month, contract signings have set a new record, and the Company's revenue run rate is ahead of plan.

Considering these positive growth dynamics, the Company is raising revenue guidance for the full year 2020 to a range of $362.5 million to $364.5 million, up from previous guidance of $357.0 million to $361.0 million. The Company is targeting full year revenue growth of 24% to 25%, up from 22% to 24% previously.

With regards to the bottom line, the Company continues to operate at a new level of efficiency and productivity. A combination of healthy budgetary vigilance and steady adoption of internal automations have enabled LivePerson to drive year-over-year profit improvements and margin expansion even while investing in key growth drivers of AI, product innovation, go-to-market capacity and tech infrastructure. With this in mind, the Company is raising guidance for 2020 adjusted EBITDA to a range of $29.0 million to $31.0 million, up from prior guidance of $16.0 million to $19.0 million.

Please see the third quarter 2020 supplemental slide deck posted on the investor relations section of the Company’s web site at http://ir.liveperson.com for more information.

The Company's detailed financial expectations are as follows:

Fourth Quarter 2020

Guidance
Revenue (in millions)	$98.0 - $100.0
GAAP net loss per share	$(0.36) - $(0.33)
Adjusted operating income (in millions)	$2.6 - $4.6
Adjusted EBITDA income (in millions)	$9.3 - $11.3
Fully diluted share count (in millions)	77.4

Full Year 2020

	Updated Guidance	Previous Guidance
Revenue (in millions)	$362.5 - $364.5	$357.0 - $361.0
GAAP net loss per share	$(1.80) - $(1.77)	$(1.57) - $(1.52)
Adjusted operating income (in millions)	$5.0 - $7.0	$(8.2) - $(5.2)
Adjusted EBITDA income (in millions)	$29.0 - $31.0	$16.0 - $19.0
Fully diluted share count (in millions)	75.0	67.4

Other Full Year 2020 Assumptions

•
Approximately $38.0 million ($0.58 per share) of non-recurring charges including lease restructuring expense of $24.0 million, IP litigation expense of approximately $4.8 million, severance, restructuring and compensation related costs of $5.6 million, sales tax liability of $2.3 million, employee benefit costs of $0.8 million and consulting costs of $0.7 million to $0.9 million.

•	Amortization of purchased intangibles of $2.8 million

•	Non-cash interest expense of approximately $11.3 million

•	Stock-based compensation expense of approximately $65.4 million

•	Depreciation and amortization of approximately $23.9 million

•	Cash taxes paid of $2.0 million to $3.0 million. A GAAP tax liability of $1.0 million to $2.0 million

•	Capital expenditures of approximately $45.0 million

Furthermore, as a percent of revenue for the year, including amortization of intangibles and stock-based compensation, but excluding non-recurring expenses discussed above, we anticipate gross profit to be approximately 70.5%, sales and marketing 40.0%, product development 32.0% and G&A at 16.0%.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cost of revenue	$2,288	$763	$5,735	$1,911
Sales and marketing	1,873	2,050	9,536	5,744
General and administrative	3,618	2,605	10,428	7,995
Product development	7,753	3,650	20,472	9,889
Total	$15,532	$9,068	$46,171	$25,539

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cost of revenue	$286	$285	$854	$854
Amortization of purchased intangibles	411	447	1,219	1,346
Total	$697	$732	$2,073	$2,200

Supplemental Third Quarter 2020 Presentation
LivePerson will post a presentation providing supplemental information for the third quarter 2020 on the investor relations section of the Company’s web site at http://ir.liveperson.com.
Earnings Teleconference Information
The Company will discuss its third quarter 2020 financial results during a teleconference today, October 29, 2020. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-300-8521, while international callers should dial 1-412-317-6026, and both should reference the conference ID "10148890."
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID "10148890." A replay will also be available on the investor relations section of the Company’s web site at http://ir.liveperson.com/financial-information/quarterly-results.

About LivePerson
LivePerson makes life easier for people and brands everywhere through trusted conversational AI. Our 18,000 customers, including leading brands like HSBC, Orange, GM Financial, and The Home Depot, use our conversational solutions to orchestrate humans and AI, at scale, and create a convenient, deeply personal relationship - a conversational relationship - with their millions of consumers. LivePerson was named to Fast Company's World's Most Innovative Companies list in 2020. For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, interest income (expense), other expense (income), depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs; and adjusted operating income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, and other costs.

A reconciliation of non-GAAP financial information to GAAP financial information is not a financial measure under generally accepted accounting principles (GAAP). In addition, non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, LivePerson’s business, operations, revenue results, cash flow, operating expenses, demand for its solutions, sales cycles, customer retention and its customers’ businesses; potential fluctuations in our quarterly revenue and operating results; competition in the markets for mobile and online business messaging and digital engagement and AI technology; our ability to retain existing clients and attract new clients; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; risks relating to tax liabilities; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; our ability to retain key personnel, attract new personnel and to manage staff attrition; potential adverse impact due to foreign currency exchange rate fluctuations; supporting our existing and growing customer base could strain our personnel resources and infrastructure; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; risks relating to governmental export controls and economic sanctions; our ability to effectively operate on mobile devices; risks related to industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; the adverse effect that the global economic downturn may have on our business and results of operations; risks related to the ability to successfully integrate past or potential future acquisitions; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; potential failure to meeting service level commitments to certain customers; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks associated with the use of AI in our product offerings; technological or other defects could disrupt or negatively impact our services; risks related to corporate and social responsibility and reputation; errors, failures or “bugs” in our products may be difficult to correct; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; payment-related risks; delays in our implementation cycles; impairments to goodwill that result in significant charges to earnings; risks associated with the limitations on the effectiveness of our controls; our history of losses; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; our ability to maintain our reputation; risks related to our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; changes in accounting principles generally accepted in the United States; risks associated with any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks relating to recently-enacted changes to the U.S. tax laws; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$94,804	$75,175	$264,495	$212,536

Costs and expenses:
Cost of revenue	27,692	20,120	78,218	56,818
Sales and marketing	32,775	41,774	110,073	114,153
General and administrative	14,891	13,958	47,713	41,889
Product development	27,736	20,577	80,417	58,932
Restructuring costs	26,442	1,425	29,635	1,909
Amortization of purchased intangibles	411	447	1,219	1,346
Total costs and expenses	129,947	98,301	347,275	275,047

Loss from operations	(35,143)	(23,126)	(82,780)	(62,511)

Other (expense) income, net
Interest expense, net	(3,159)	(2,189)	(9,161)	(4,873)
Other (expense) income, net	(508)	379	(2,484)	862
Other (expense) income, net	(3,667)	(1,810)	(11,645)	(4,011)

Loss before (benefit from) provision for income taxes	(38,810)	(24,936)	(94,425)	(66,522)

(Benefit from) provision for income taxes	(100)	936	(87)	2,227

Net loss	$(38,710)	$(25,872)	$(94,338)	$(68,749)

Net loss per share of common stock:
Basic	$(0.58)	$(0.41)	$(1.44)	$(1.10)
Diluted	$(0.58)	$(0.41)	$(1.44)	$(1.10)

Weighted-average shares used to compute net loss per share:
Basic	66,451,414	63,014,802	65,504,571	62,268,439
Diluted	66,451,414	63,014,802	65,504,571	62,268,439

LIVEPERSON, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Nine Months Ended
	September 30,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(94,338)	$(68,749)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	46,171	25,539
Depreciation and amortization	17,223	11,805
Non-Cash restructuring costs	19,085	—
Amortization of tenant allowance	—	(387)
Amortization of purchased intangibles	2,073	2,200
Amortization of debt issuance costs	908	663
Accretion of debt discount on convertible senior notes	7,227	5,278
Changes in fair value of contingent consideration	(263)	(328)
Provision for doubtful accounts, net	2,627	1,570
Deferred income taxes	47	198

Changes in operating assets and liabilities:
Accounts receivable	19,231	(9,334)
Prepaid expenses and other current assets	(6,055)	(7,880)
Contract acquisition costs noncurrent	(8,156)	(11,312)
Other assets	(35)	(144)
Accounts payable	(4,572)	(419)
Accrued expenses and other current liabilities	36,904	(7,300)
Deferred revenue	(164)	17,942
Operating lease liabilities	(287)	—
Other liabilities	29	214
Net cash provided by (used in) operating activities	37,655	(40,444)

INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(32,904)	(33,559)
Payments for acquisitions and intangible assets, net of cash acquired	(1,259)	(695)
Net cash used in investing activities	(34,163)	(34,254)

FINANCING ACTIVITIES:
Repurchase of common stock	—	(709)
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	17,147	17,761
Proceeds from issuance of convertible senior notes	—	230,000
Payment of issuance costs in connection with convertible senior notes	—	(8,618)
Payments related to contingent consideration	—	(487)
Purchase of capped call option	—	(23,184)
Net cash provided by financing activities	17,147	214,763
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,532	(1,361)
CHANGE IN CASH AND CASH EQUIVALENTS	22,171	138,704
CASH AND CASH EQUIVALENTS - Beginning of the period	176,523	66,449
CASH AND CASH EQUIVALENTS - End of the period	$198,694	$205,153

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020		2019		2020		2019
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(38,710)		$(25,872)		$(94,338)		$(68,749)
Add/(less):
Amortization of purchased intangibles	697		732		2,073		2,200
Stock-based compensation	15,532		9,068		46,171		25,539
Depreciation and amortization	5,948		4,157		17,223		11,805
Contingent earn-out adjustments	—		(328)		(263)		(328)
Other litigation and consulting costs	1,589	(2)	1,792	(2)	7,634	(4)	6,584	(4)
Restructuring costs	26,442	(1)	1,425	(1)	29,635	(3)	1,909	(3)
(Benefit from) Provision for income taxes	(100)		936		(87)		2,227
Interest expense	3,159		2,189		9,161		4,873
Other expense (income), net	508	(5)	(379)	(5)	2,484	(5)	(862)	(5)
Adjusted EBITDA	$15,065		$(6,280)		$19,693		$(14,802)
Diluted adjusted EBITDA per common share	$0.20		$(0.10)		$0.26		$(0.24)

Weighted average shares used in diluted adjusted EBITDA per common share	77,036,646	(6)	63,014,802		75,004,444	(6)	62,268,439

Reconciliation of Adjusted Operating Income (Loss):
Loss before provision for income taxes:	(38,810)		(24,936)		(94,425)		(66,522)
Add/(less):
Amortization of purchased intangibles	697		732		2,073		2,200
Stock-based compensation	15,532		9,068		46,171		25,539
Contingent earn-out adjustments	—		(328)		(263)		(328)
Other litigation and consulting costs	1,589	(2)	1,792	(2)	7,634	(4)	6,584	(4)
Restructuring costs	26,442	(1)	1,425	(1)	29,635	(3)	1,909	(3)
Interest expense	3,159		2,189		9,161		4,873
Other expense (income), net	508	(5)	(379)	(5)	2,484	(5)	(862)	(5)
Adjusted operating income (loss)	$9,117		$(10,437)		$2,470		$(26,607)

(1) Includes lease restructuring costs of $24.0 million and severance and other compensation related costs of $2.4 million for the three months ended September 30, 2020 and $1.4 million for the three months ended September 30, 2019.

(2) Includes litigation costs of $1.3 million and consulting costs of $0.3 million for the three months ended September 30, 2020, and litigation costs of $1.1 million and consulting costs of $0.7 million for the three months ended September 30, 2019.

(3) Includes lease restructuring costs of $24.0 million and severance and other compensation related costs of $5.6 million for the nine months ended September 30, 2020 and severance and other compensation related costs of $1.9 million for the nine months ended September 30, 2019.

(4) Includes litigation costs of $2.3 million, reserve for sales and use tax liability of $2.3 million, employee benefit cost of $0.8 million, and consulting costs of $2.2 million for the nine months ended September 30, 2020 and litigation costs of $3.9 million and consulting costs of $2.7 million for the nine months ended September 30, 2019.

(5) Includes financial income (expense) which is attributable primarily to currency rate fluctuations.
(6) Includes 5,961,638 shares related to the Convertible Senior Notes issued in March 2019, which may be converted into shares under certain market conditions. The Notes will mature on March 1, 2024. Refer to Note 7 of the Notes to the Consolidated Financial Statements included within the Liveperson Inc. Form 10-K for the fiscal year ended December 31, 2019, filed March 2, 2020, for a full description of the terms of the Convertible Senior Notes.

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2020	December 31, 2020
Reconciliation of Projected Adjusted EBITDA: (1)
GAAP net loss	$(23,900) - $(21,900)	$(118,200) - $(116,200)
Add/(less):
Amortization of purchased intangibles	700	2,800
Stock-based compensation	19,200	65,400
Depreciation	6,700	23,900
Other costs	1,300	38,300
Other expense, net	3,600	15,300
Provision for income taxes	1,600	1,500
Adjusted EBITDA	$9,250 - $11,250	$29,000 - $31,000

Reconciliation of Projected Adjusted Operating Income: (1)
Loss before provision for income taxes	$(22,300) - $(20,300)	$(116,800) - $(114,800)
Add/(less):
Amortization of purchased intangibles	700	2,800
Stock-based compensation	19,200	65,400
Other costs	1,300	38,300
Other expense, net	3,600	15,300
Adjusted operating income	$2,600 - $4,600	$5,000 - $7,000

(1) Certain items may not total due to rounding.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	As of September 30, 2020	As of December 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$198,694	$176,523
Accounts receivable, net	66,483	87,620
Prepaid expenses and other current assets	20,112	13,964
Total current assets	285,289	278,107

Operating lease right of use asset	786	15,680
Property and equipment, net	91,081	76,236
Contract acquisition cost	41,095	31,965
Intangibles, net	11,040	11,812
Goodwill	95,086	94,987
Deferred tax assets	2,194	2,179
Other assets	1,754	1,744
Total assets	$528,325	$512,710

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,629	$12,302
Accrued expenses and other current liabilities	100,138	62,778
Deferred revenue	90,359	88,751
Operating lease liability	6,295	6,602
Total current liabilities	206,421	170,433

Deferred revenue, net of current portion	243	438
Convertible senior note, net	187,147	179,012
Other liabilities	111	72
Operating lease liability, net of current portion	9,310	12,865
Deferred tax liability	1,398	1,355
Total liabilities	404,630	364,175

Commitments and contingencies
Total stockholders' equity	123,695	148,535
Total liabilities and stockholders' equity	$528,325	$512,710

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com